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                                                                     Exhibit 4.4



                               CALPINE CORPORATION

                        Directors' Certificate to Trustee
     pursuant to Section 2.1 of the Indenture, establishing the terms of the
                4% Convertible Senior Notes Due December 26, 2006


         We, Peter Cartwright and Ann B. Curtis, as members of the Board of Directors of Calpine Corporation, a Delaware corporation (the "Company"), are delivering this Certificate pursuant to Section 2.1 of the Indenture, dated as of August 10, 2000, as supplemented by the First Supplemental Indenture, dated as of September 28, 2000 (the "Indenture"), between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), with respect to the Company's 4% Convertible Senior Notes Due December 26, 2006. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given thereto in the Indenture. We hereby certify as follows:

                        ARTICLE 1 - TITLE OF SECURITIES

         Section 1.1. Title of Senior Notes. The Senior Notes shall be entitled "4% Convertible Senior Notes Due December 26, 2006" (the "Senior Notes") and shall bear CUSIP No. 131347 AZ9. A form of Senior Note is attached hereto as Exhibit A, the terms of which are incorporated by reference and approved hereby.

                     ARTICLE 2 - AUTHORIZED PRINCIPAL AMOUNT

         Section 2.1. Authorized Principal Amount. The aggregate principal amount of the Senior Notes that may be authenticated and delivered under the Indenture shall be limited to $1,200,000,000 (except for Senior Notes authenticated and delivered upon registration of transfer of, or in exchange for, or for replacement of, or in lieu of, other Senior Notes pursuant to Sections 2.7, 2.8, 2.11, 8.5 or 9.6 of the Indenture and subject to the provisions of Section 2.1 of the Indenture).

                              ARTICLE 3 - MATURITY

         Section 3.1. Stated Maturity. The unpaid principal amount of the Senior Notes shall mature on December 26, 2006, subject to the provisions of Section
5.2 of the Indenture regarding acceleration unless repurchased as set forth in
Section 7.1 below.

                              ARTICLE 4 - INTEREST

         Section 4.1. Interest. The Senior Notes shall bear interest from December 26, 2001 (the "Issue Date") at the rate of 4% per annum, payable on each December 26 and June 26 (each, an "Interest Payment Date"), commencing June 26, 2002, for payment to the Holders of record at the close of business on the immediately preceding December 11 and June 11 (each, a "Regular Record Date"), respectively, whether or not a Business Day.
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                    ARTICLE 5 - CONVERSION INTO COMMON STOCK

         Section 5.1. Conversion into Common Stock. A Holder may convert the Senior Notes into shares of common stock of the Company, par value $.001 per share (the "Common Stock"), at any time prior to 5:00 p.m., New York City time, on that date that is two Business Days prior to maturity, unless previously repurchased, if the principal amount of such Senior Notes are $1,000 or an integral multiple portion of $1,000. Each Senior Note may initially be converted into shares of Common Stock at the initial conversion price of $18.07 per share of Common Stock (the "Conversion Price"), which represents an initial conversion rate of approximately 55.3403 shares of Common Stock per each $1,000 principal amount of Senior Notes (the "Conversion Rate"). To convert a Senior Note, a Holder must satisfy the requirements set forth below. From and after conversion of a Senior Note into shares of Common Stock on a Conversion Date (defined below) with respect to any Senior Note, such Senior Note shall cease to be outstanding and the Trustee shall be authorized to cancel each such Senior Note following conversion thereof.

         Section 5.2. Conversion Procedure. To convert a Senior Note a Holder must satisfy the requirements in Paragraph 6 of the Senior Notes. The first Business Day on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date").

         As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion or exchange and cash in lieu of any fractional share determined pursuant to Section 5.3. The person in whose name the certificate is registered shall be treated as a shareholder of record as of the close of business on the Conversion Date. Upon conversion of a Senior Note, such person shall no longer be a Holder of such Senior Note.

         No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock upon conversion hereunder except as provided in this Article 5. On conversion of a Senior Note, that portion of accrued interest, if any, attributable to the period from the Issue Date or most recent Interest Payment Date, as applicable, of the Senior Note through the Conversion Date with respect to the converted Senior Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the shares of Common Stock (together with the cash payment, if any, in lieu of fractional shares) for the Senior Note being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest, if any, accrued through the Conversion Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued for the Issue Price of the Senior Note being converted pursuant to the provisions hereof. If the Holder converts more than one Senior Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Senior Notes converted.

         Upon conversion of any Senior Note on a date that is not an Interest Payment Date, Holders will not be entitled to receive any cash payment representing accrued and unpaid interest for the period from the immediately preceding Interest Payment Date or the Issue Date,

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as the case may be, to the Conversion Date with respect to a converted Senior
Note. However, if Senior Notes are converted after a Regular Record Date and prior to the opening of business on the next Interest Payment Date, including the date of maturity, Holders of such Senior Notes at the close of business on the Regular Record Date will receive the interest payable on such Senior Notes on the corresponding Interest Payment Date notwithstanding the conversion.

         If the last day on which a Senior Note may be converted is a Legal Holiday, the Senior Note may be surrendered on the next succeeding day that is not a Legal Holiday. Upon surrender of a Senior Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Senior Note in an authorized denomination equal in principal amount to the unconverted portion of the Senior Note surrendered.

         Section 5.3. Fractional Shares. Holders of Senior Notes will not receive a fractional share upon conversion of a Senior Note. Instead, the Holder will receive cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price, on the last trading day immediately prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent, with one-half cent being rounded upward.

         Section 5.4. Taxes on Conversion. If a Holder submits a Senior Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

         Section 5.5. Company to Provide Stock. The Company has reserved, and from time to time as may be necessary shall, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Senior Notes in full.

                  All shares of Common Stock delivered upon conversion of the Senior Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim. The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Senior Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted.

         Section 5.6. Conversion Price Adjustments. The Conversion Price shall be subject to adjustment (without duplication) from time to time as follows:

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         (a) In case the Company shall pay a dividend or make a distribution on the Common Stock payable exclusively in Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the numerator shall be the sum of (i) such number of shares and (ii) the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not occurred.

         (b) In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants, in each case entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market value per share (determined as provided in paragraph (g) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the sum of (i) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus (ii) the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market value and the numerator shall be the sum of (i) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus (ii) the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination, provided, however, that no adjustment shall be made if Holders of the Senior Notes may participate in the transaction on a basis and with notice that the Company's Board of Directors deems to be fair and appropriate. To the extent that rights are not so issued or shares of Common Stock are not so delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

         (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the Business Day following the day upon which such subdivision becomes effective shall be proportionately increased and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may

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be, to become effective immediately after the opening of business on the
Business Day following the day upon which such subdivision or combination becomes effective.

         (d) Subject to the last sentence of this paragraph (d), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of Capital Stock, cash or assets (including securities, but excluding any rights or warrants referred to in paragraph (b) of this Section 5.6, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (a) of this Section 5.6), the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate increase contemplated by this paragraph (d) by a fraction of which the denominator shall be the current market value per share (determined as provided in paragraph (g) of this Section 5.6) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and/or assets so distributed applicable to one share of Common Stock and the numerator shall be such current market value per share of the Common Stock, such increase to become effective immediately prior to the opening of business on the day following the Reference Date, provided, however, that if the fair market value of the portion of the evidences of indebtedness, shares of capital stock, cash and/or assets so distributed applicable to one share of Common Stock shall be less than the current market value per share of Common Stock, no adjustment shall be made, and provided, further, that no adjustment shall be made if all Holders of Senior Notes are entitled to participate in such transactions. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not occurred. For purposes of this paragraph (d), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, shares of Capital Stock, cash and/or assets other than such shares of Common Stock or such rights or warrants (making any Conversion Rate increase required by this paragraph (d)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further Conversion Rate increase required by paragraph (a) or (b) of this Section 5.6), except any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section 5.6.

         (e) In case the Company pays to holders of Common Stock in respect of a tender or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for Common Stock to the extent that the offer involves aggregate consideration that, together with (1) any cash and the fair market value of any other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for shares of Common Stock consummated within the preceding 12 months not triggering a Conversion Rate adjustment and (2) all-cash distributions to all or substantially all holders of the Company's Common Stock made within the preceding 12 months not triggering a Conversion Rate adjustment, exceeds an amount equal to 12.5% of the market capitalization of Common Stock on the expiration date of the tender offer,

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the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate increase contemplated by this paragraph (e) by a fraction of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the last time tenders of exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time") multiplied by the current market value per share (determined as provided in paragraph (g) of this Section 5.6) of the Common Stock on the trading day on the NYSE next succeeding the Expiration Time and the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market value per share (determined as provided in paragraph (g) of this Section 5.6) of the Common Stock on the trading day on the NYSE next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the Business Day following the Expiration Time.

         (f) In case the Company distributes to all or substantially all holders of Common Stock all-cash distributions in an aggregate amount that, together with (1) any cash and the fair market value of any other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for shares of the Company's Common Stock consummated within the preceding 12 months not triggering a Conversion Rate adjustment and (2) all other all-cash distributions to all or substantially all holders of Common Stock made within the preceding 12 months not triggering a Conversion Rate adjustment, exceeds an amount equal to 12.5% of the market capitalization of the Common Stock on the Business Day immediately preceding the day on which the Company declares the distribution, the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate increase contemplated by this paragraph (f) by a fraction of which the denominator shall be the current market value per share (determined as provided in paragraph (g) of this Section 5.6) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided below applicable to one share of Common Stock and the numerator shall be such current market value per share of the Common Stock, such increase to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the current market value per share (as defined in paragraph (g) of this Section 5.6) of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Senior Notes shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Senior Note immediately prior to the record date for the distribution of the cash. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

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         (g) For the purpose of any computation under paragraphs (b), (d), (e)
and (f) of this Section 5.6, the current market value per share of Common Stock on any date in question shall be deemed to be the average of the daily closing prices on the NYSE for the ten consecutive trading days prior to the earlier of the day in question and, if applicable, the day before the "ex" date (as hereinafter defined) with respect to the issuance or distribution requiring such computation; provided, however, that if the day in question or the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 5.6 (b),
(d), (e) or (f) occurs during such 10 consecutive NYSE trading days, the closing price on the NYSE for each trading day prior to such date for such other event shall be adjusted by dividing such closing price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this paragraph (g), the term "ex" date (I) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (II) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (III) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 5.6, such adjustments shall be made to the current market price as may be necessary or appropriate to effectuate the intent of this Section 5.6 and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. In the event that the Common Stock shall cease to be listed on the NYSE, this
Section 5.6(g) shall be deemed amended so as to replace any reference to the "NYSE" with the applicable securities exchange, over-the-counter market or other market which represents the primary market for the trading of the Common Stock.

         (h) No adjustment of the Conversion Price shall be made (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan, (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of the Company,
(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date hereof or (iv) upon the issuance of any rights, any distribution of separate certificates representing the rights, any exercise or redemption of any rights or any termination or invalidation of the rights, pursuant to the Company's stockholders rights plan. There shall also be no adjustment of the Conversion Rate in case of the issuance of any Common Stock (or securities convertible into or exchangeable for Common Stock), except as specifically described above.

         Section 5.7. When Adjustment May Be Deferred. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

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         All calculations under this Article 5 shall be made to the nearest cent, with one-half cent rounded up, or to the nearest 1/1,000th of a share, with 1/500th of a share being rounded up, as the case may be.

         Section 5.8. When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 5.6(b) or (d) if Holders of Senior Notes are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of shares of Common Stock participate in the transaction.

         No adjustment need be made for a change in the par value or no par value of the shares of Common Stock.

         To the extent the Senior Notes become convertible pursuant to this
Article 5 in whole or in part into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         Section 5.9. Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders of Senior Notes a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

         Section 5.10. Voluntary Decrease. The Company from time to time may decrease the Conversion Price by any amount at any time for at least 20 days, so long as the decrease is irrevocable during such 20-day period. Whenever the Conversion Price is decreased, the Company shall mail to Holders of Senior Notes and file with the Trustee and the Conversion Agent a notice of the decrease. The Company shall mail the notice at least 15 days before the date the decreased Conversion Price takes effect. The notice shall state the decreased Conversion Price and the period it will be in effect. A voluntary decrease of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Section 5.10.

         Section 5.11. Notice of Certain Transactions. If:

                  a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section
                           5.6 (unless no adjustment is to occur pursuant to Section 5.8); or

                  b) the Company takes any action that would require a supplemental indenture pursuant to Section 5.12; or

                  c)       there is a liquidation or dissolution of the Company;

then the Company shall mail to Holders of Senior Notes and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the

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proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

         Section 5.12. Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Article IV of the Indenture (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of shares of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding shares of Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Senior Notes shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Senior Notes is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

         The supplemental indenture shall provide that the Holder of a Senior Note may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Senior Note immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 5. The successor Company shall mail to Holders of Senior Notes a notice briefly describing the supplemental indenture.

         If this Section applies, Section 5.6 does not apply.

         Section 5.13. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 5.3, 5.6, 5.7, 5.8, 5.12 or 5.15 is conclusive, absent manifest error.

         Section 5.14. Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 5 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 5.12 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Senior Notes. The Trustee shall not be responsible for the Company's failure to comply with this
Article 5. Each Conversion Agent shall have the same protection under this
Section 5.14 as the Trustee.

         Section 5.15. Successive Adjustments. After an adjustment to the Conversion Price under this Article 5, any subsequent event requiring an adjustment under this Article 5 shall cause an adjustment to the Conversion Rate as so adjusted.

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                          ARTICLE 6 - EVENTS OF DEFAULT

         Section 6.1. Events of Default. Section 5.1 of the Indenture is hereby amended to add each of the following as an Event of Default solely with respect to the Senior Notes (as defined in this Certificate):

         (a) default in the payment of the Purchase Price (as defined in this Certificate) when the same becomes due and payable; and

         (b) default in the payment of the Change in Control Purchase Price (as defined in this Certificate) when the same becomes due and payable.

                    ARTICLE 7 - COMPANY'S REPURCHASE OF NOTES

         Section 7.1. Purchase of Senior Notes at Option of the Holder. (a) General. All or any portion of the Senior Notes held by any Holder shall be purchased by the Company pursuant to Paragraph 5 of the Senior Notes at the option of the Holder on December 26, 2004 (the "Purchase Date"), at the Issue Price plus accrued and unpaid interest, if any, to the Purchase Date (the "Purchase Price"). Purchases of Senior Notes hereunder shall be made, at the option of the Holder thereof, upon:

(1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the last Business Day prior to such Purchase Date stating:

         (A) the certificate number of the Senior Note which the Holder will deliver to be purchased,

         (B) the portion of the principal amount of the Senior Note which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof,

         (C) that such Senior Note shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in Paragraph 5 of the Senior Notes, this Certificate and the Indenture, and

         (D) in the event the Company elects, pursuant to Section 7.1(b), to pay the Purchase Price, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in shares of Common Stock is not satisfied prior to the close of business on the Purchase Date, as set forth below, whether such Holder elects (x) to withdraw such Purchase Notice as to some or all of the Senior Notes to which such Purchase Notice relates (stating the principal amount and certificate numbers, if any, of the Senior Notes as to which such withdrawal shall relate), or (y) to receive cash in respect of the entire Purchase Price for all Senior Notes (or portions thereof) to which such Purchase Notice relates; and

         (2) delivery of such Senior Note to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 7.1 only if the Senior Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company. If Global Senior Notes are outstanding, such notice must also comply with Applicable Procedures. "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Senior Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Senior Note, in each case to the extent applicable to such transaction and as in effect from time to time.

         If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 7.3, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 7.1(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all Senior Notes subject to such Purchase Notice in the circumstances set forth in such clause
(D).

         The Company shall purchase from the Holder thereof, pursuant to this
Section 7.1, a portion of a Senior Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Senior Note also apply to the purchase of such portion of such Senior Note.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 7.1 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Senior Note.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 7.1(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day preceding the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 7.3.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

         (b) Company's Right to Elect Manner of Payment of Purchase Price for Payment. The Senior Notes to be purchased on any Purchase Date pursuant to
Section 7.1(a) may be paid for, at the election of the Company, in U.S. legal tender ("cash") or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth in Section 7.1(c). The Company shall designate, in the Company Notice delivered pursuant to Section 7.1(d), which shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to the Purchase Date (the "Company Notice Date"), whether the Company will purchase the Senior Notes for cash or shares of Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Senior Notes in respect of which it will pay in cash and shares of Common Stock; provided, however, that the Company will pay cash for fractional shares of Common Stock. For purposes of determining the existence of potential fractional shares, all Senior Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Senior Notes are purchased pursuant to this Section 7.1 shall receive the same percentage of cash or shares of Common Stock in payment of the Purchase Price for such Senior Notes, except
(i) as provided in paragraph 7.1(c) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Senior Notes of a Holder or Holders for shares of Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Senior Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders of Senior Notes except pursuant to this paragraph 7.1(b) or pursuant to Section 7.1(c) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

         At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

         (1)      the manner of payment selected by the Company;

         (2)      the information required by paragraph 7.1(d);

         (3) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 7.1(c) have been or will be complied with; and

         (4) whether the Company desires the Trustee to give the Company Notice required by Section 7.1(d).

         (c) Payment by Issuance of Shares of Common Stock. At the option of the Company, the Purchase Price of Senior Notes in respect of which a Purchase Notice pursuant to Section 7.1(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders of Senior Notes would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Senior Notes in cash by (ii) the Market Price of shares of Common Stock, subject to the next succeeding paragraph.

         The Company will not issue a fractional shares of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current Market Price of the fractional share. The current Market Price of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent with one-half cent being rounded upward. It is understood that if a Holder elects to have more than one Senior Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Senior Notes to be purchased.

         If the Company elects to purchase the Senior Notes by the issuance of shares of Common Stock, the Company Notice, as provided in Section 7.1(d), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

         The Company's right to exercise its election to purchase Senior Notes through the issuance of shares of Common Stock shall be conditioned upon:

         (1) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the Senior Notes with shares of Common Stock as provided herein;

         (2) the registration of such shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case, if required;

         (3) such shares of Common Stock shall have been listed on the principal national securities exchange (currently the NYSE) on which the Common Stock is listed;

         (4) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

         (5) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with this Certificate and the Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Senior Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Certificate and the Indenture in payment of the Purchase Price in respect of the Senior Notes, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions above have been satisfied.

         Such Officers' Certificate shall also set forth (i) the number of shares of Common Stock to be issued for each $1,000 principal amount of Senior Notes, (ii) the Sale Price of a share of Common Stock on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending on the third Business Day prior to the applicable Purchase Date and (iii) the Market Price of the Common Stock. The Company may pay the Purchase Price (or any portion thereof) in shares of Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation or is otherwise publicly available (e.g., by dissemination on the World Wide Web or by other public means). If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Senior Notes pursuant to this Section 7.1 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Senior Notes of such Holder or Holders in cash.

         The "Market Price" means the average of the Sale Price of the shares of Common Stock for the five NYSE trading day period ending on the third Business Day prior to the applicable Purchase Date or Change in Control Purchase Date, as the case may be (if the third Business Day prior to the Purchase Date or Change in Control Purchase Date, as the case may be, is a NYSE trading day, or if not, then on the last NYSE trading day prior to such third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the NYSE trading days during such five NYSE trading day period and ending on such Purchase Date or Change in Control Purchase Date, as the case may be, of any event described in Section 5.6; subject, however, to the conditions set forth in Sections 5.7 and 5.8 hereof. If the shares of Common Stock are not listed on the NYSE, then the Market Price shall be determined by reference to the Sale Price as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). In the absence of such quotations, the Company shall be entitled to determine the Market Price by reference to the Sales Price on any date on the basis of such quotations as it considers appropriate.

         The "Sale Price" of the shares of Common Stock on any date means the closing per share sale price on the NYSE (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported on the NYSE or, if the shares of Common Stock are not listed on the NYSE, as reported by the NASDAQ. In the absence of such quotations, the Company shall be entitled to determine the Sales Price on any date on the basis of such quotations as it considers appropriate.

         Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 principal amount of Senior Notes, the Company will publish such determination on the Company's Web site on the World Wide Web or through such other public medium as the Company may use at such time and through a press release on Dow Jones & Company, Inc. or Bloomberg Business News not later than the third Business Day prior to the relevant Purchase Date.

         (d) Notice of Election. In connection with any purchase of Senior Notes pursuant to the first paragraph of Paragraph 5 of the Senior Notes, the Company shall give notice to Holders setting forth information specified in this Section 7.1(d) (the "Company Notice").

         In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with shares of Common Stock, the Company Notice shall:

                  (a) state that each Holder will receive shares of Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Senior Notes held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                  (b) set forth the method of calculating the Market Price of the shares of Common Stock; and

                  (c) state that because the Market Price of shares of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the shares of Common Stock to be received from the date such Market Price is determined to the Purchase Date.

         In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder of Senior Notes and shall state:

         (1)      the Purchase Price and the Conversion Price;

         (2)      the name and address of the Paying Agent and the Conversion
                  Agent;

         (3) that Senior Notes as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 5 hereof and Paragraph 6 of the Senior Notes if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

         (4) that Senior Notes must be surrendered to the Paying Agent to collect payment;

         (5) that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Senior Note as described in (4);

         (6) the procedures the Holder must follow to exercise its put rights under Section 7.1 and a brief description of those rights;

         (7)      briefly, the conversion rights of the Senior Notes;

         (8) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 7.1(a)(1)(D) or Section 7.3);

         (9) that, unless the Company defaults in making payment on Senior Notes for which a Purchase Notice has been submitted, interest on such Senior Notes will cease to accrue on the Purchase Date; and

         (10)     the CUSIP number of the Senior Notes.

         At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

         (e) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Senior Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

         (f) Procedure upon Purchase. The Company shall deposit cash (in respect of cash purchases under Section 7.1 or for fractional shares, as applicable) or shares of Common Stock in respect of payment by issuance of shares of Common Stock under Section 7.1(c), except for fractional shares, or a combination thereof, as applicable, at the time and in the manner as provided in Section 7.4, sufficient to pay the aggregate Purchase Price of all Senior Notes to be purchased pursuant to this Section 7.1. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive shares of Common Stock through the Paying Agent a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional shares. The person in whose name the certificate for shares of Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Purchase Date. No payment or adjustment will be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the Purchase Date.

         (g) Taxes. If a Holder of a purchased Senior Note (pursuant to this
Section 7.1 or Section 7.2) is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

         Section 7.2 Purchase of Senior Notes at Option of the Holder upon Change in Control. (a) If a Change in Control occurs, all but not less than all of the Senior Notes held by any Holder shall be purchased by the Company, at the option of the Holder thereof, at a purchase price specified in Paragraph 5 of the Senior Notes (the "Change in Control Purchase Price"), as of the date that is 45 days after the date of the Change in Control Notice delivered by the Company (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 7.2(c).

         A "Change in Control" shall be deemed to have occurred at such time as either of the following events shall occur:

         (i) any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's Capital Stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company's Capital Stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans; or

         (ii) the Company merges or consolidates with or into any other person, any merger of another person into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another person, other than any transaction: (A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the

Company's Capital Stock, or (B) pursuant to which the holders of Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or (C) which is effected solely to change the Company's jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Company's Common Stock solely into shares of Common Stock of the surviving entity.

         Notwithstanding the foregoing provisions of this Section 7.2, a Change in Control shall not be deemed to have occurred if (A) the closing price per share of Common Stock on the NYSE for any five NYSE trading days within the period of 10 consecutive NYSE trading days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of Capital Stock, or the period of 10 consecutive NYSE trading days ending immediately before the Change in Control, in the case of Change in Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the Conversion Price of the Senior Notes in effect on each of those NYSE trading days or (B) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting a Change in Control under clause (i) and/or clause (ii) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the Senior Notes become convertible into such common stock. For purposes of this Section 7.2, (x) the Conversion Price is equal to $1,000 divided by the Conversion Rate, (y) whether a person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act and (z) "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act. If the shares of Common Stock are not listed on the NYSE at the relevant time, closing prices and trading days shall be calculated as reported by the NASDAQ.

         At the option of the Company, the Change in Control Purchase Price of Senior Notes in respect of which a Change in Control Purchase Notice pursuant to
Section 7.2(b) has been given may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of (A) the amount of cash to which the Holders of Senior Notes would have been entitled had the Company elected to pay all of the Change in Control Purchase Price of such Senior Notes in cash and (B) 0.95, by (ii) the Market Price of shares of Common Stock, subject to the next succeeding paragraph.

         The Company will not issue fractional shares of Common Stock in payment of the Change in Control Purchase Price. Instead the Company will pay cash for the current Market Price of the fractional share. The current Market Price of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent, with one-half cent being rounded upward. It is understood that if a Holder elects to have more than one Senior Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Senior Notes to be purchased.

         In the event that the Company is unable to purchase the Senior Notes of a Holder or Holders for shares of Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Senior Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration to be paid once the Company has given its Change in Control Notice to Holders of Senior Notes except pursuant to this Section 7.2(a) or pursuant to
Section 7.2(b) in the event of a failure to satisfy, prior to the close of business on the Change in Control Purchase Date, any condition to the payment of the Change in Control Purchase Price in Common Stock.

         At least three Business Days before the Change in Control Notice Date (as defined below), the Company shall deliver an Officers' Certificate to the Trustee specifying:

         (i) the manner of payment selected by the Company;

         (ii) the information required by Section 7.2(b);

         (iii) if the Company elects to pay the Change in Control Purchase Price in Common Stock, that the conditions to such manner of payment set forth in
Section 7.2(a) have been or will be complied with; and

         (iv) whether the Company desires the Trustee to give the Change in Control Notice required by Section 7.2(b).

         The Company's right to exercise its election to purchase Senior Notes through the issuance of shares of Common Stock shall be conditioned upon:

         (i) the Company's giving of timely Change in Control Notice to purchase all of the Senior Notes with shares of Common Stock as provided herein;

         (ii) the registration of such shares of Common Stock under the Securities Act or the Exchange Act, in each case, if required;

         (iii) such shares of Common Stock shall have been listed on the principal national securities exchange (currently the NYSE) on which the Common Stock is listed;

         (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

         (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with this Certificate and the Indenture and
(B) the shares of Common Stock to be issued by the Company in payment of the Change in Control Purchase Price in respect of Senior Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Certificate and the Indenture in payment of the Change in Control Purchase Price in respect of the Senior Notes, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions above have been satisfied.

         Such Officers' Certificate shall also set forth (i) the number of shares of Common Stock to be issued for each $1,000 principal amount of Senior Notes, (ii) the Sale Price of a share of Common Stock on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending on the third Business Day prior to the Change in Control Purchase Date and (iii) the Market Price of the Common Stock. The Company may pay the Change in Control Purchase Price in shares of Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation or is otherwise publicly available (e.g., by dissemination on the World Wide Web or by other public means). If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Change in Control Purchase Date and the Company has elected to purchase the Senior Notes pursuant to this
Section 7.2 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Senior Notes of such Holder or Holders in cash.

         Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 principal amount of Senior Notes (not later than the third Business Day prior to the Change in Control Purchase Date), the Company will publish such determination on the Company's Web site on the World Wide Web or through such other public medium as the Company may use at such time and through a press release on Dow Jones & Company, Inc. or Bloomberg Business News not later than the third Business Day prior to the Change in Control Purchase Date.

         (b) No later than 30 days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control (the "Change in Control Notice", the date of such mailing, the "Change in Control Notice Date") by first-class mail to the Trustee and to each Holder (and to beneficial owners to the extent required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder that wishes to exercise rights under this Section 7.2 and shall state:

             (1) briefly, the events causing a Change in Control and the date of such Change in Control;

             (2) the date by which the Change in Control Purchase Notice pursuant to this Section 7.2 must be given;

             (3)          the Change in Control Purchase Date;

             (4)          the Change in Control Purchase Price;

             (5) the name and address of the Paying Agent and the Conversion Agent;

             (6)          the Conversion Rate and any adjustments thereto;

             (7) that Senior Notes as to which a Change in Control Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 5 hereof and paragraph 6 of the Notes only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

             (8) that Senior Notes must be surrendered to the Paying Agent to collect payment;

             (9) that the Change in Control Purchase Price for any Senior Note as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Senior Note as described in (8);

             (10) briefly, the procedures the Holder must follow to exercise rights under this Section 7.2;

             (11)         briefly, the conversion rights, if any, of the Senior
                          Notes;

             (12) the procedures for withdrawing a Change in Control Purchase Notice;

             (13) that, unless the Company defaults in making payment of such Change in Control Purchase Price, interest on Senior Notes surrendered for purchase by the Company will cease to accrue on and after the Change in Control Purchase Date; and

             (14)         the CUSIP numbers of the Senior Notes.

In the event the Company has elected to pay the Change in Control Purchase Price with shares of Common Stock, the Change in Control Notice shall:

             (1) state that the Company will pay the Change in Control Purchase Price with shares of Common Stock;

             (2) set forth the method of calculating the number of shares of Common Stock to be paid; and

             (3) state that because the Market Price of shares of Common Stock will be determined prior to the Change in Control Purchase Date, Holders will bear the market risk with respect to the value of the shares of Common Stock to be received from the date such Market Price is determined to the Change in Control Purchase Date.

         (c) A Holder may exercise its rights specified in Section 7.2(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time on or prior to the 30th day after the Company delivers its Change in Control Purchase Notice, stating:

         (1) the certificate number of the Senior Note which the Holder will deliver to be purchased;

         (2) the portion of the principal amount of the Senior Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

         (3) that such Senior Note shall be purchased pursuant to the terms and conditions specified in Paragraph 5 of the Senior Notes; and

         (4) in the event the Company elects, pursuant to Section 7.2(b), to pay the Change in Control Purchase Price in shares of Common Stock but the Change in Control Purchase Price shall ultimately be payable to such Holder in cash because any of the conditions to payment of the Change in Control Purchase Price in shares of Common Stock are not satisfied prior to the close of business on the Change in Control Purchase Date, whether such Holder elects (i) to withdraw such Change in Control Purchase Notice as to some or all of the Senior Notes to which such Change in Control Purchase Notice relates (stating the principal amount and certificate numbers, if any, of the Senior Notes as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Change in Control Purchase Price for all Senior Notes (or portions thereof) to which such Change in Control Purchase Notice relates.

         If a Holder, in such Holder's Change in Control Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 7.3, fails to indicate such Holder's choice with respect to the election set forth in clause (4) above, such Holder shall be deemed to have elected to receive cash in respect of the Change in Control Purchase Price for all Senior Notes subject to such Change in Control Purchase Notice in the circumstances set forth in such clause (4).

         The delivery of such Senior Note to the Paying Agent with the Change in Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 7.2 only if the Senior Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 7.2, a portion of a Senior Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Certificate and the Indenture that apply to the purchase of all of a Senior Note also apply to the purchase of such portion of such Senior Note.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 7.2 shall be consummated by the delivery of the consideration to be received by the Holder on the Change in Control Purchase Date.

         (d) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Senior Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

         (e) Procedure upon Purchase. The Company shall deposit cash (in respect of a cash purchases under Section 7.2 or for fractional shares of Common Stock, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 7.4, sufficient to pay the aggregate Change in Control Purchase Price of all Senior Notes to be purchased pursuant to this Section 7.2. As soon as practicable after the Change in Control Purchase Date, the Company shall deliver to each Holder entitled to receive shares of Common Stock through the Paying Agent a certificate for the number of full shares of Common Stock issuable in payment of the Change in Control Purchase Price and cash in lieu of any fractional shares. The person in whose name the certificate for shares of Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Change in Control Purchase Date. No payment or adjustment will be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the Change in Control Purchase Date.

         Section 7.3. Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 7.1(a) or Section 7.2(c), as applicable, the Holder of the Senior Note in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Senior Note. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Senior Note (provided the conditions in Section 7.1(a) or Section 7.2(c), as applicable, have been satisfied) and (y) the time of delivery of such Senior Note to the Paying Agent by the Holder thereof in the manner required by Section 7.1(a) or Section 7.2(c), as applicable. Senior Notes in respect of which a Purchase Notice or Change in Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to the provisions hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, unless such Purchase Notice or Change in Control Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

         A Purchase Notice or Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the last Business Day prior to the Purchase Date or Change in Control Purchase Date, as the case may be, specifying:

         (1) the certificate number, if any, of the Senior Note in respect of which such notice of withdrawal is being submitted,

         (2) the principal amount of the Senior Note with respect to which such notice of withdrawal is being submitted, and

         (3) the principal amount, if any, of such Senior Note which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

         A written notice of withdrawal of a Purchase Notice or Change in Control Purchase Notice, as the case may be, may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 7.1(a)(1)(D) or a Change in Control Purchase Notice pursuant to the terms of Section 7.2(c)(4), as the case may be, or (ii) a conditional withdrawal containing the information set forth in Section 7.1(a)(1)(D) or 7.2(c)(4), as the case may be, and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

         There shall be no purchase of any Senior Notes pursuant to Section 7.1 or 7.2 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Senior Notes, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Senior Notes). The Paying Agent will promptly return to the respective Holders thereof any Senior Notes (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Certificate or the Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Senior Notes) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

         Section 7.4. Deposit of Purchase Price or Change in Control Purchase Price. Prior to 10:00 a.m. (local time in the City of New York) on the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in the Indenture) an amount of cash (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Senior Notes or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

         Section 7.5 Senior Notes Purchased in Part. Any certificated Senior Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Senior Note, without service charge, a new Senior Note or Senior Notes, of any authorized denomination as requested by such

Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Senior Note so surrendered which is not purchased.

         Section 7.6 Covenant to Comply With Securities Laws Upon Purchase of Senior Notes. When complying with the provisions of Section 7.1 or 7.2 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 7.1 and 7.2 to be exercised in the time and in the manner specified in Sections 7.1 and 7.2.

         Section 7.7. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in Paragraph 9 of the Senior Notes, together with interest or dividends, if any, thereon held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 7.4 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Senior Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

                  ARTICLE 8 - RESTRICTIONS ON TRANSFER; LEGENDS

         Section 8.1. Global Senior Notes. The Senior Notes shall be issued in the form of one or more Global Senior Notes and shall bear the following legends concerning restrictions on transfer:

THIS SENIOR NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SENIOR NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SENIOR NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS SENIOR NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SENIOR NOTE AGREES FOR THE BENEFIT OF CALPINE CORPORATION THAT THIS SENIOR NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SENIOR NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
(A) (1)TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL

BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS SENIOR NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SENIOR NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SENIOR NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SENIOR NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

         Section 8.2. Transfer of Global Senior Note. (a) A Global Senior Note may not be transferred, in whole or in part, to any person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other person may be registered; provided that this Section 8.2(a) shall not prohibit any transfer of a Senior Note that is issued in exchange for a Global Senior Note but is not itself a Global Senior Note. No transfer of a Global Senior Note to any person shall be effective under this Certificate, the Indenture or the Global Senior Notes unless and until such Global Senior Note has been registered in the name of such person. Nothing in this Section 8.2 shall prohibit or render ineffective any transfer of a beneficial interest in a Global Senior Note effected in accordance with the other provisions of this
Article 8.

         (b) Restrictions on Transfer of a Beneficial Interest in a Global Senior Note for a Certificated Senior Note. A beneficial interest in a Global Senior Note may not be exchanged for a certificated Senior Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Senior Note in accordance with Applicable Procedures for a certificated Senior Note in the form satisfactory to the Trustee, together with:

                  (i) so long as the Global Notes are "Restricted Securities" (as such term is used in accordance with the restrictions on transfer and resale set out in the Securities Act), certification in the form set forth in Exhibit A-1;

                  (ii) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Senior Note to reflect a decrease in the aggregate principal amount of the Senior Notes represented by the Global Senior Notes, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

                  (iii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Senior Notes represented by the Global Senior Note to be decreased by the aggregate principal amount of the certificated Senior Note to be issued, shall issue such certificated Senior Note and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Senior Note equal to the principal amount of the certificated Senior Note so issued.

         (c) Transfer and Exchange of Certificated Senior Notes. When certificated Senior Notes are presented to the Registrar with a request:

         (i) to register the transfer of such certificated Senior Notes; or

         (ii) to exchange such Certificated Securities for an equal principal amount of certificated Senior Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Senior Notes surrendered for transfer or exchange:

         (4) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

         (5) so long as such Senior Notes are Restricted Securities, such Senior Notes are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

         (A) if such certificated Senior Note are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

         (B) if such certificated Senior Note are being transferred to the Company, a certification to that effect; or

         (C) if such certificated Senior Note are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit A-1, if applicable) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.

         (d) Restrictions on Transfer of a Certificated Senior Note for a Beneficial Interest in a Global Senior Note. A certificated Senior Note may not be exchanged for a beneficial interest in a Global Senior Note except upon satisfaction of the requirements set forth below.

         Upon receipt by the Trustee of a certificated Senior Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (i) so long as the Senior Notes are Restricted Securities, certification, in the form set forth in Exhibit A-2, that such certificated Senior Note is being transferred to a "Qualified Institutional Buyer" (as defined in the Securities Act) in accordance with Rule 144A; and

                  (ii) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Senior Note to reflect an increase in the aggregate principal amount of the Senior Notes represented by the Global Senior Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such certificated Senior Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Senior Notes represented by the Global Senior Notes to be increased by the aggregate principal amount of the certificated Senior Note to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Senior Note equal to the principal amount of the certificated Senior Note so cancelled. If no Global Senior Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Senior Note in the appropriate principal amount.

         Subject to the succeeding paragraph, every Senior Note shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Senior Note registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A-1, dated the date of such surrender and signed by the Holder of such Senior Note, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Senior Note not so accompanied by a properly completed certificate.

         The restrictions imposed by the Legend upon the transferability of any Senior Note shall terminate at such times described in and in accordance with the provisions hereof.

         As used in the preceding two paragraphs of this Section 8.2(d), the term "transfer" encompasses any sale, pledge, transfer, loan, hypothecation, hedge or other disposition of any Senior Note.

         The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Senior Notes:

         (1) Notwithstanding any other provisions of this Indenture or the Senior Notes, except as provided in Section 8.2 hereof, a Global Senior Note shall not be exchanged in whole or in part for a Senior Note registered in the name of any person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Senior Notes registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Senior Notes. Any Global Senior Note exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Senior Note exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Senior Note issued in exchange for a Global Senior Note or any portion thereof shall be a Global Senior Note; provided that any such Senior Note so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Senior Note. The Company may, in its sole discretion, determine not to have Senior Notes represented by Global Senior Notes, in which case the Company shall issue Senior Notes in exchange for each Global Senior Note.

         (2) Senior Notes issued in exchange for a Global Senior Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Senior Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Senior Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Senior Note to be exchanged in part, either such Global Senior Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Senior Note, the principal amount thereof shall be reduced by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Senior
Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

         (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Certificate or the Senior Notes.

         (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Senior Notes in definitive, fully registered form, without interest coupons.

         (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other persons on whose behalf Agent Members may act shall

                                       28
have any rights under this Certificate with respect to any Global Senior Note registered in the name of the Depositary or any nominee thereof, or under any such Global Senior Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Senior Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such persons governing the exercise of the rights of a holder of any Senior Note.

                            ARTICLE 9 - MISCELLANEOUS

         Section 9.1. Place of Payment. The principal of and interest on the Senior Notes shall be payable and the Senior Notes shall be converted and purchased at the office or agency of the Company maintained for that purpose, pursuant to the Indenture, in The City and State of New York; provided, however, that at the option of the Company such payment of interest may be made by wire transfer to an account at a financial institution located in the United States designated by the Person entitled thereto at least ten days prior to the payment thereof or by check mailed to the Person entitled thereto at the address of such Person as shall appear in the register for such Senior Notes.

         Section 9.2. Transfer and Exchange. (a) Subject to the provisions below, upon surrender for registration of transfer of any Senior Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.3 of the Original Indenture, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Senior Notes of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Senior Notes from the Holder requesting such transfer or exchange.

         At the option of the Holder, Senior Notes may be exchanged for other Senior Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Senior Notes to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing, at such office or agency. Whenever any Senior Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Senior Notes which the Holder making the exchange is entitled to receive.

         The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Senior Notes in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Certificate and the Indenture (except, in the case of Senior Notes to be purchased in part, the portion thereof not to be purchased).

                                       29

         (b) Notwithstanding any provision to the contrary herein, so long as a Global Senior Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Senior Note, in whole or in part, shall be made only in accordance with Sections 8.2 9.2(b) of this Certificate. Transfers of a Global Senior Note shall be limited to transfers of such Global Senior Note in whole or in part to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

         (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Senior Notes.

         (d) Any Registrar appointed pursuant to Section 2.4 of the Original Indenture shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Senior Notes upon transfer or exchange of Senior Notes.

         (e) If Senior Notes are issued upon the transfer, exchange or replacement of Senior Notes subject to restrictions on transfer and bearing the legends set forth on the form of Senior Note attached hereto as Exhibit A setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Senior Note, the Senior Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Senior Notes are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon
(i) provision of such satisfactory evidence, or (ii) notification to the Trustee and Registrar of the sale of such Senior Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Senior Note that does not bear the Legend. If the Legend is removed from the face of a Senior Note and the Senior Note is subsequently held by the Company or an Affiliate of the Company, the Legend shall be reinstated. The Company shall inform the Trustee of the effectiveness of any registration statement registering the Senior Notes under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

         (f) All Senior Notes purchased by the Company from any Holder or converted by any Holder are to be presented to the Trustee for cancellation and shall promptly thereafter be cancelled

         Section 9.3. No Sinking Fund. The Senior Notes will not be subject to the operation of any sinking fund or an analogous provision.

                                       30

         Section 9.4. Appointment of Conversion Agent. If the Company shall fail to appoint a Conversion Agent for purposes of this Certificate and the Indenture, the Trustee shall automatically be designated as the Conversion Agent for purposes hereunder and under the Indenture.

                            [CONTINUED ON NEXT PAGE]

         IN WITNESS WHEREOF, we have hereunto signed our names on behalf of the Company in our capacities as specified below as of the 26th day of December, 2001.



                                                 By:  /s/ Peter Cartwright
                                                      _________________________
                                                      Name:    Peter Cartwright
                                                      Title:   Director



                                                 By:   /s/ Ann B. Curtis
                                                      _________________________
                                                      Name:    Ann B. Curtis
                                                      Title:   Director

                                   EXHIBIT A-1

                               CALPINE CORPORATION

                4% Convertible Senior Notes Due December 26, 2006

                              Transfer Certificate

         In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $____________ principal amount of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:


         [_] A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

         [_] The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

         [_] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act, or

         [_] The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

         and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").


         [_]      The transferee is an Affiliate of the Company.

DATE:                       __________________________________

                                         Signature(s)

         (If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

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
Signature Guaranteed

_____________________________________
Participant in a Recognized Signature

Guarantee Medallion Program

By: _________________________________
             Authorized Signatory

                                       34